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                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "PRIME HOLDING, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                        [SEAL]


                                            /s/ Edward J. Freel
                                            ---------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

2439159  8100                                AUTHENTICATION:  7824184

960040045                                                DATE:  02/12/96


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                                                          SECTRETARY OF STATE
                                                         DIVISION OF OPERATI0NS
                                                       FILED 09:00 AM 02-09-1996
                                                          960040045 - 2439159


                                AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                 PRIME HOLDING, INC.

         The undersigned, for the purpose of amending and restating the certificate of Incorporation of Prime Holding, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

         (1)  The name of the Corporation is Prime Holding, Inc.

         (2) The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was November 17, 1994. An Amended and Restated Certificate of Incorporation was filed by the Corporation on November 23, 1994. The First Amendment to such Amended and Restated Certificate of Incorporation was filed on November 30, 1994. A Certificate of Designation also was filed on November 30, 1994. A second Amendment to the Amended and Restated Certificate of Incorporation was filed on December 26, 1995.

         (3) The Board of Directors of the Corporation deem it advisable and in the best interests of the Corporation that the entire Amended and Restated Certificate of Incorporation of the Corporation, as amended, be further amended and restated in order to provide for the authorization of a greater amount of capital stock of the Corporation.

         (4) This Amended and Restated Certificate of Incorporation was fully adopted by the Board of Directors as of February 7, 1996 pursuant to Section 242 and Section 141 of the Delaware General Corporation Law.

         (5) This Amended and Restated Certificate of Incorporation of Prime Holding, Inc. has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         (6) This Amended and Restated Certificate of Incorporation of Prime Holding, Inc. restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:


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         FIRST:  The name of the Corporation (hereinafter called the
"Corporation") is PRIME HOLDING, INC.

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,230,000. 1,025,000 of said shares shall be designated as shares of Class A Stock, all of which shall be of the same series with $.01 par value per share. 580,000 of said shares shall be designed as Class C Stock all of which shall be of the same series with $.01 par value per share. 10,000 of said shares shall be designated as Class D Stock all of which shall be of the same series with $.01 par value per share. 1,615,000 of said shares shall be designated as Common Stock, all of which shall be of the same series with $.01 par value per share. The shares of each class of stock of the Corporation shall be issued as a class, without series. Each such class may have such voting powers, full or limited, including the right to have more or less than one vote per share, or no voting powers, and such designations, preferences, dividend rights and other special rights, qualifications, limitations and restrictions as shall be stated and expressed in a resolution or resolutions of the Board of Directors and filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

         FIFTH:  The Corporation is to have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders


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of this Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

              1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The phrase "Whole Board" and the phrase "total number of the directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot unless required by the Bylaws of the Corporation.

              2. After the Bylaws of the Corporation have been adopted, amended, or repealed as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

              3. No outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation or a Certificate of Designation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as may be specified in the Certificate of Incorporation or a Certificate of Designation or as the provisions of paragraph (2) of subsection (b) of Section 242 of the Delaware General


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    Corporation law shall otherwise require; provided, that such paragraph of the Delaware General Corporation Law shall not entitle the holder of a share of any class of stock to vote on the increase of the number of authorized shares of such class of stock or the decrease of the number of authorized but not outstanding shares of such class of stock, if such class of stock is not a class of stock that has general voting powers including, without limitation, the power to elect directors.

         EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law as the same may be amended or supplemented, a director of the corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filling of this Certificate of Incorporation to authorized corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article EIGHTH by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article EIGHTH at the time of such repeal or modification.

         NINTH: From time to time and subject to the provisions of any Certificate of Designation filed by the Board any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article NINTH.

         [The remainder of this page has been intentionally left blank]


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         IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Incorporation on behalf of Prime Holding, Inc. and does verify and affirm, under penalties of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 9th day of February, 1996.

                                       PRIME HOLDING, INC.


                                            /s/ Charles J. Philippin
                                            ---------------------------------
                                            By:  Charles J. Philippin
                                            Its: President


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